                                                                      EXHIBIT 21

                         YORK INTERNATIONAL CORPORATION

                         Subsidiaries of the Registrant
                         ------------------------------

Name and Jurisdiction
  of Incorporation
 -------------------
                                                               Percent of Ownership
                                                               --------------------

York Air Conditioning and Refrigeration, Inc. (Delaware)                100%
Bristol Compressors, Inc. (Delaware)                                    100%
Bristol Compressors Purchasing, Inc. (Delaware)                         100%
Bristol Compressors Sparta, Inc. (Delaware)                             100%
Codorus Acceptance Corp. (Delaware)                                     100%
Frigid Coil/Frick, Inc. (Delaware)                                      100%
IMECO, Inc. (Delaware)                                                  100%
Evcon Holdings Inc. (Delaware)                                          100%
Evcon Industries, Inc. (Delaware)                                       100%
York-MIAC, Inc. (Delaware)                                              100%
York International Snow, Inc. (Delaware)                                100%
York Food Systems International Limited (Delaware)                      100%
Miller-Picking of Mississippi, Inc. (Mississippi)                       100%
Viron, Inc. (Missouri)                                                  100%
York International Treasury Services Inc. (Delaware)                    100%
York Foreign Sales Corporation (Barbados)                               100%
York Int'l Ltd. (Canada)                                                100%
York International Limited (UK)                                         100%
York A.C.R. Ltd. (Ireland)                                              100%
York International BV (Netherlands)                                     100%
York International S.p.A. (Italy)                                       100%
York International SAS (France)                                         100%
York France SAS (France)                                                100%
York Systems SAS (France)                                               100%
York Neige SA (France)                                                  100%
Duplan SA (France)                                                      100%
York International Holdings GmbH (Germany)                              100%
York International GmbH (Germany)                                       100%
York International A/S (Denmark)                                        100%
York International Mexico S.A. de C.V. (Mexico)                         100%
York Aire S.A. de C.V. (Mexico)                                         100%
York International Comercial Limitada (Chile)                           100%
York International S.A. (Colombia)                                      100%
York International S.R. Ltda (Peru)                                     100%
York International del Ecuador C.A. Intevyork (Ecuador)                 100%
York International S.A. (Venezuela)                                     100%
York International S.A. (Uruguay)                                       100%
York International Pte. Ltd. (Singapore)                                100%
York International Philippines, Inc. (Philippines)                      100%
York International (Northern Asia) Limited (Hong Kong)                  100%
York Industrial (Thailand) Co. Ltd (Thailand)                           100%
York International CH (Korea)                                           100%
York Australia Pty, Ltd. (Australia)                                    100%
PT York Aditana Teknik (Indonesia)                                      100%
York Airconditioning and Refrigeration FZE (U.A.E.)                     100%
York Air Conditioning & Refrigeration Ltd (Egypt)                       100%
YIC, Limited (Cyprus)                                                   100%
York Guangzhou Air Conditioning and Refrigeration Co. Ltd. (China)      97%

                                                              EXHIBIT 21 (con't)

                         YORK INTERNATIONAL CORPORATION

                     Subsidiaries of the Registrant (con't)
                     --------------------------------------

Name and Jurisdiction
    of Incorporation
 -------------------
                                                            Percent of Ownership
                                                            --------------------


York-Wuxi Air Conditioning and Refrigeration Co. Ltd. (China)           80%
York International Commercial Ltda. (Brazil)                            80%
York Hellas S.A. (Greece)                                               80%
York Taiwan Inc. (Taiwan)                                               60%